Exhibit (i)

[Letterhead of Sutherland Asbill & Brennan LLP]

June 25, 2009

Javelin Exchange-Traded Trust
33 Witherspoon Street, Suite 210
Princeton, NJ 08540

Ladies and Gentlemen:

We have acted as counsel to Javelin Exchange-Traded Trust (the “Trust”), a statutory trust organized under the laws of the State of Delaware, in connection with the registration of an indefinite number of its shares of beneficial interest (the “Shares”) pursuant to a registration statement on Form N-1A (File Nos. 333-156024 and 811-22125) (the “Registration Statement”) filed by the Trust with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  This registration relates to the public offering of the Shares in the manner and on the terms set forth in the prospectus (the “Prospectus”) and statement of additional information (“Statement of Additional Information”), which form a part of the Registration Statement.

As counsel to the Trust, we have participated in the preparation of the Registration Statement, the Prospectus and the Statement of Additional Information and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinions hereinafter expressed including, without limitation, the following:

(i)

The Agreement and Declaration of Trust, certified as of the date hereof by an officer of the Trust;

(ii)

The Bylaws of the Trust, certified as of the date hereof by an officer of the Trust;

(iii)

A Certificate of Good Standing with respect to the Trust issued by the Delaware Secretary of State as of a recent date; and

(iv)

The resolutions of the board of trustees of the Trust relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization, issuance, offer and sale of the Shares pursuant to the Registration Statement, the Prospectus and the Statement of Additional Information, certified as of the date hereof by an officer of the Trust.

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Trust.

Where factual matters material to this opinion letter were not independently established, we have relied with your approval upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers and employees of the Trust, upon such other certificates as we deemed appropriate, and upon such other data as we have deemed to be appropriate under the circumstances. Except as otherwise stated herein, we have undertaken no independent investigation or verification of factual matters. We have also made such examination of law as we have considered necessary for the purposes of the opinions hereinafter expressed.

This opinion letter is limited to the effect of the Delaware Statutory Trust Act, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of such jurisdiction or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any state securities or broker dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

On the basis of and subject to the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion that the Shares have been duly authorized and, when issued and paid for in accordance with the terms set forth in the Prospectus and Statement of Additional Information, the Shares will be validly issued, fully paid and nonassessable.

This opinion letter is limited to the matters expressly set forth herein, and no opinion may be implied or inferred beyond those expressly stated.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion as an exhibit to Pre-Effective Amendment No. 2 to the Registration Statement and to the reference our firm in the “Other Service Providers” section in the Prospectus.  We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sutherland Asbill & Brennan LLP